Exhibit 10.38
EXECUTION VERSION

FOURTH AMENDMENT TO
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE
AGREEMENT (the “Amendment”), dated as of July 11, 2018, is entered into by and among Swift Receivables Company II, LLC (the “Seller”), Swift Transportation Services, LLC (the “Servicer”), the Conduit Purchasers party hereto, the Related Committed Purchasers party hereto, the Purchaser Agents party hereto, the LC Participants party hereto and PNC Bank, National Association, as LC Bank and as administrator (the “Administrator”). All capitalized terms used herein and not defined herein shall have the meanings set forth in the hereinafter defined Purchase Agreement.

WITNESSETH:

WHEREAS, the Seller, Servicer, the Conduit Purchasers from time to time party thereto, the Related Committed Purchasers from time to time party thereto, the Purchaser Agents from time to time party thereto, the LC Participants from time to time party thereto and the Administrator have heretofore executed and delivered an Amended and Restated Receivables Purchase Agreement dated as of June 14, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Purchase Agreement”); and

herein;
WHEREAS, the parties hereto desire to amend the Purchase Agreement as provided

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Purchase Agreement shall be and is hereby amended as follows:

Section 1.    The Purchase Agreement is hereby amended as follows:

1.1.    The reference to the amount “$75,000,000” appearing in Section 1.23 of the Purchase Agreement is hereby replaced with the amount “$175,000,000”.

1.2.    Article I of the Purchase Agreement is hereby amended by inserting a new Section 1.24 which shall read as follows:

Section 1.24    Successor LIBOR Market Index Rate and Euro-Rate.

(a)    If the Administrator determines (which determination shall be final and conclusive, absent manifest error) that either (i) (x) the circumstances set forth in Section 1.11 have arisen and are unlikely to be temporary, or (y) the circumstances set forth in Section 1.11 have not arisen but the applicable supervisor or administrator (if any) of the LIBOR Market Index

Rate, Euro-Rate or a Governmental Authority having jurisdiction over the Administrator has made a public statement identifying the specific date after which the LIBOR Market Index Rate or Euro- Rate shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than LIBOR Market Index Rate or Euro-Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrator may (upon ten
(10) Business Days’ prior notice and in consultation with the Seller) choose a replacement index for the LIBOR Market Index Rate and Euro-Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in Discount based on the replacement index will be substantially equivalent to the all-in LIBOR Market Index Rate or Euro-Rate-based Discount in effect prior to its replacement.

(b)The Administrator and the Seller shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrator, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 6.1) such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Purchaser Agents, unless the Administrator receives, on or before such tenth (10th) Business Day, a written notice from the Majority Purchaser Agents stating that such Purchaser Agents object to such amendment.

(c)Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR Market Index Rate or Euro-Rate based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the LIBOR Market Index Rate or Euro-Rate to the replacement index and (y) yield- or risk-based differences between the LIBOR Market Index Rate or Euro-Rate and the replacement index.
(d)Until an amendment reflecting a new replacement index in accordance with this Section 1.24 is effective, the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or the LIBOR Market Index Rate will continue to be determined by reference to the LIBOR Market Index Rate or Euro-Rate, as applicable; provided however, that if the Administrator determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or the LIBOR Market Index Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

1.3.    The following defined terms appearing in Exhibit I of the Purchase Agreement are hereby amended and restated in their entirety and as so amended and restated shall read as follows:

“Calculation Period” means, with respect to any Portion of Capital, (a) initially, the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending on (and including) the last day of the calendar month in which such funding occurs, and (b) thereafter, each successive period commencing on (and including) the first day of each calendar month and ending on (and including) the last day of such calendar month; provided that with respect to each Portion of Capital outstanding prior to the Fourth Amendment Effective Date,
(i) the Calculation Period outstanding on the Fourth Amendment Effective Date shall end on (but not include) July 20, 2018, (ii) the Calculation Period commencing on (and including) July 20, 2018, shall end on (and include) July 31, 2018, and (iii) each Calculation Period thereafter shall be determined in accordance with clause (b) above.

“Concentration Reserve Percentage” means, at any time, the ratio (expressed as a percentage) (a) the largest of the following (i) the sum of the five (5) largest Group D Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (ii) the sum of the three (3) largest Group C Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (iii) the sum of the two (2) largest Group B Obligor Receivables balances (up to the Concentration Percentage for such Obligor), and (iv) the largest Group A Obligor Receivables balance (up to the Concentration Percentage for such Obligor), divided by (b) the sum of the aggregate Outstanding Balances of all Eligible Receivables in the Receivables Pool; provided, however that for purposes of determining clause (a) of the Concentration Reserve Percentage, the Outstanding Balance with respect to all Receivables the Obligor of which is the Special Obligor shall be excluded until the occurrence of a Special Obligor Trigger Event.

“Credit Agreement” means that certain Credit Agreement, dated as of September 29, 2017, by and among the Parent, as borrower, the lenders party thereto, Wells, as administrative agent, swingline lender and issuing lender, and Bank of America, N.A. and PNC, as co-syndication agents, and the other Lenders party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time).

“Excess Concentration” means, for any day, the sum of, without duplication, (a) the sum of the amounts by which the aggregate Outstanding Balance of all Eligible

Receivables then in the Receivables Pool of each Obligor exceeds an amount equal to
(i) the applicable Concentration Percentage for such Obligor multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (b) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a resident of Mexico exceeds an amount equal to (i) 3.0% (or such lower amount at the sole discretion of any Purchaser upon ten (10) days prior written notice to the Seller (it being understood that such percentage may be reduced to zero)) multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (c) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a resident of Canada exceeds an amount equal to (i) 5.0% multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (d) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have not been invoiced to the Obligor thereof no more than 45 days since the date that such Eligible Receivable was created exceeds an amount equal to (i) 15.0% multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (e) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have not been invoiced to the Obligor thereof more than 45 days but less than 61 days since the date that such Eligible Receivable was created exceeds an amount equal to (i) 2.0% multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (f) the amount by which the aggregate Outstanding Balance of all FUMS Receivables then in the Receivables Pool exceeds an amount equal to (i) 4.0% (or such other amount as may be agreed to in writing by the Seller and each Purchaser Group from time to time) multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (g) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a Governmental Authority exceeds an amount equal to (i) 1.0% multiplied by
(ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Facility Termination Date” means the earliest to occur of:
(a) with respect to each Purchaser, July 9, 2021, (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) with respect to each Conduit Purchaser, the date that the commitments of all of the Liquidity Providers terminate under the related Liquidity Agreement, (e) with respect to each Purchaser Group, the date that the Commitment of all of the Related Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.22, and (f) the Seller shall fail to cause the amendment or modification of any Transaction Document as reasonably requested by Fitch, Moody’s or Standard
& Poor’s, and such failure shall continue for 60 days after such amendment or modification is initially requested.

“Purchase Limit” means $325,000,000, as such amount may be reduced pursuant to Section 1.1(c) or otherwise in connection with any Exiting Purchaser, or increased pursuant to Section 1.1(f). References to the unused portion of the Purchase

Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.
1.4.    Clause (q) of the defined term “Eligible Receivable” appearing in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety and so amended and restated shall read as follows:

(q) that if such Receivable has not yet been billed, no more than 60 days have expired since the date that such Receivable was created.

1.5.    Exhibit I of the Purchase Agreement is hereby amended by deleting the defined terms “BTMU” and “Citi” in their respective entireties.

1.6.    Exhibit I of the Purchase Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:

“Consolidated Total Net Leverage” has the meaning set forth in the Credit Agreement on the Fourth Amendment Effective Date without giving effect to any amendment, supplement, modification or waiver of such definition made or given after the Fourth Amendment Effective Date.

“Fourth Amendment Effective Date” means July 11, 2018.

“MUFG” means MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Letter.
“Special Obligor” has the meaning set forth in the Fee

“Special Obligor Trigger Event” means the occurrence of any of the following: (i) the Special Obligor fails to maintain a short-term rating of “A-1” or better by Standard & Poor’s and “P- 1” or better by Moody’s, (ii) the ratio of (A) the aggregate Outstanding Balance of Receivables the Obligor of which is the Special Obligor as to which any payment, or part thereof, remains unpaid for 120 or more days from the original invoice date thereof divided by    (B)    the    aggregate Outstanding Balance of all Receivables the Obligor of which is the Special Obligor exceeds 15.00%, (iii) the date that is ten (10) Business Days after any Purchaser provides written notice to the Seller, the Administrator, and each Purchaser Agent that a Special Obligor Trigger Event shall be deemed to have occurred.

1.7.    Clause (l) of Exhibit V to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:(l) the Parent permits the Consolidated Total Net Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.25:1.00; provided that in connection with any Acquisition (as such term is defined in the Credit Agreement on the Fourth Amendment Effective Date without giving effect to any amendment, supplement, modification or waiver of such definition made or given after the Fourth Amendment Effective Date) for which the aggregate consideration exceeds $100,000,000 (a “Qualified Acquisition”), the maximum Consolidated Total Net Leverage Ratio, at the election of the Parent (which election may be made no more than twice during the term of the Credit Agreement), with prior notice to the administrative agent under the Credit Agreement not later than 10 business days after the date of consummation of the Qualified Acquisition, shall increase to 3.50:1.00 for the four (4) consecutive fiscal quarter period beginning with the fiscal quarter in which such Qualified Acquisition is consummated (a “Leverage Increase Period”) and, unless increased in accordance with the Credit Agreement as in effect on the Fourth Amendment Effective Date without giving effect to any amendment, supplement, modification or waiver of such definition made or given after the Fourth Amendment Effective Date in respect of a subsequent Qualified Acquisition, shall be 3.25:1.00 as of the end of each subsequent fiscal quarter; provided, further that the Parent may not request a second Leverage Increase Period unless the actual Consolidated Total Net Leverage as of the end of at least two (2) consecutive full fiscal quarters of the Parent ended since the commencement of the first Leverage Increase Period has been equal to or less than 2.75 to 1.00.

1.8.    The Commitments of the Purchasers are hereby amended and restated as set forth below the signature of each Purchaser hereto.

1.9.    The Purchase Agreement is hereby further amended by replacing each reference to “BTMU” appearing in the Purchase Agreement with “MUFG”.

Section 2.    Effectiveness of Amendment.

(a)This Amendment shall become effective on the date that each of the following shall have been satisfied:

(i)    the Administrator shall have received counterparts hereof executed by the Seller, the Servicer, each Purchaser and the Administrator;

(ii)    the Parent shall have executed and delivered to the Administrator an acknowledgment and consent;
(iii)    the Administrator shall have received executed counterparts of that certain Amended and Restated Administrator Fee Letter dated as of July 11, 2018, and all fees due and payable on the date hereof as set forth therein;

(iv)    the Administrator shall have received copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the other Transaction Documents; and

(v)    the Administrator shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrator may reasonably request.

Section 3. To induce the Administrator and the Purchasers to enter into this Amendment, the Seller and Servicer represent and warrant to the Administrator and the Purchasers that: (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Termination Event or Unmatured Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Servicer, and the Purchase Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Servicer, enforceable against the Seller and the Servicer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and
(d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Servicer of this Amendment or the performance by the Seller or the Servicer of the Purchase Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.

Section 4. The Seller and each Purchaser acknowledges and agrees that the reduction of the Purchase Limit in connection with this Amendment shall be made by the non-ratable reduction in the Commitments of the Purchasers, and each Purchaser agrees to make such purchases and sales of interests in the Purchased Interest outstanding on the date hereof among themselves in the amounts set forth in Schedule I hereto so that after giving effect to such purchases and sales, each Purchaser and their related Purchaser Group is then holding its relevant Ratable Share of the Aggregate Capital based on the Commitments as set forth on the signature pages hereto. Such purchases and sales shall be arranged through the Administrator who shall distribute any amounts received to the Purchasers in accordance with the foregoing, and each Purchaser hereby agrees to execute such further instruments and documents, if any, as the Administrator may reasonably request in connection therewith.
Section 5. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Section 6. Except as specifically provided above, the Purchase Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Administrator or any Purchaser under the Purchase Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Purchase Agreement. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Administrator and each Purchaser Administrator in connection with the negotiation, preparation, execution and delivery of this Amendment.

Section 7. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SWIFT RECEIVABLES COMPANY II, LLC, as
Seller

By:
Name: Brad Stewart
Title: Assistant Treasurer

SWIFT TRANSPORTATION SERVICES, LLC, as
Servicer

By:
Name: Brad Stewart
Title: Assistant Treasurer

S-1

Fourth Amendment to Amended and Restated Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION, as
Administrator

By:
Name: Michael Brown
Title: Senior Vice President

PNC BANK PURCHASER GROUP:

PNC BANK, NATIONAL ASSOCIATION, as
Purchaser Agent for the PNC Bank Purchaser Group

By:
Name: Michael Brown
Title: Senior Vice President

PNC Bank Purchaser Group Commitment:
$150,000,000

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:
Name: Michael Brown
Title: Senior Vice President Commitment: $150,000,000
PNC BANK, NATIONAL ASSOCIATION, as the LC
Bank

By:
Name: Michael Brown
Title: Senior Vice President

S-2

Fourth Amendment to Amended and Restated Receivables Purchase Agreement

WELLS FARGO PURCHASER GROUP:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for the Wells Fargo Purchaser Group

By:
Name: Isaac Washington
Title: Vice President

Wells Fargo Purchaser Group Commitment:
$95,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:
Name: Isaac Washington
Title: Vice President

Commitment: $95,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a LC Participant

By:
Name: Isaac Washington
Title: Vice President

MUFG PURCHASER GROUP:

MUFG BANK, LTD., F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., acting through its New York Branch, as Purchaser Agent for the MUFG Purchaser Group

By:
Name: Christopher Pohl
Title: Managing Director

MUFG Purchaser Group Commitment:
$80,000,000

MUFG BANK, LTD., F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., acting through its New York Branch, as a Related Committed Purchaser and as a LC Participant

By:
Name: Christopher Pohl
Title: Managing Director

Commitment: $80,000,000

GOTHAM FUNDING CORPORATION, as Conduit
Purchaser

By:
Name: Kevin J. Corrigan
Title: _Vice President

REAFFIRMATION, ACKNOWLEDGEMENT AND CONSENT OF
PERFORMANCE GUARANTOR

The undersigned, KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. F/K/A SWIFT
TRANSPORTATION COMPANY (“Performance Guarantor”), heretofore executed and delivered to PNC BANK, NATIONAL ASSOCIATION (“Administrator”) a Performance Guaranty dated as of June 8, 2011 (as the same may be amended, restated, supplemented or modified from time to time, the “Performance Guaranty”). Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Performance Guaranty. On the date hereof, the undersigned acknowledges and consents to the Fourth Amendment to Amended and Restated Receivables Purchase Agreement dated July 11, 2018, and confirms that the Performance Guaranty, and all obligations of the undersigned thereunder, remains in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to (i) the Sale Agreement, (ii) the Receivables Purchase Agreement and (iii) any other Transaction Document shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Performance Guaranty referred to above. The undersigned acknowledges that the Administrator is relying on the assurances provided herein in entering into the agreements set forth above.

This Reaffirmation, Acknowledgment and Consent of Performance Guarantor is executed as of this July 11, 2018.

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. F/K/A SWIFT TRANSPORTATION COMPANY

By: __________________
Name: Brad Stewart
Title: Assistant Treasurer